EXHIBIT 99.1
Media Contact:
Jamie Brown
Independent Marketing
626-432-4594 ext. 105
Jamie@independentmktg.com
MTI TECHNOLOGY CORPORATION APPOINTS NICK V. GANIO AS EXECUTIVE
VICE PRESIDENT, WORLDWIDE SALES AND MARKETING
Irvine, CA, September 6, 2006 — MTI Technology Corporation (Nasdaq Capital Market: MTIC), a multi-national provider of consulting services and comprehensive information infrastructure solutions, today announced the appointment of Nick V. Ganio to the position of executive vice president, worldwide sales and marketing. Mr. Ganio will be responsible for managing the North American and European sales force, as well as overseeing all marketing functions, programs, support, company branding and positioning.
“Nick brings a proven track record of building high performance sales organizations to MTI, and his exceptional skills as a manager and senior executive will be a valuable asset to our organization,” said Thomas P. Raimondi, Jr., president and chief executive officer for MTI. “EVP of Worldwide Sales and Marketing is a newly created position at MTI, and Nick will be a key driver in continuing to implement our aggressive growth strategy and taking our revenues to the next level.”
“I look forward to helping MTI as it continues to distinguish itself as an industry-leading total storage solutions and services company,” explained Nick Ganio. “Following the recent acquisition of Collective Technologies, my initial focus will be on bringing together the sales and services components of the company to create a seamless organization that provides solutions to customers on a global basis.”
Prior to MTI, Mr. Ganio has held numerous executive management positions throughout his 22-year career. He was executive vice president of Global Sales and Marketing at 3Com, a leading global networking company, where he was instrumental in focusing the organization back into the enterprise market and stabilizing revenues after many years of decline. Before joining 3Com,

MTI Technology Corporation
September 6, 2006

Mr. Ganio was president of Bellmicro Enterprise Division, a leading distributor of technology products. At Bellmicro, he was instrumental in driving the integration of multiple acquisitions and formulating the strategy focusing on solutions for the enterprise. Mr. Ganio’s previous industry experience includes senior management positions with large multinational corporations including, IBM and DEC, as well as smaller companies like Xyplex and Computer Network Technologies.
About MTI Technology
MTI is a leading multi-national provider of consulting services and comprehensive information infrastructure solutions for mid to large-size organizations. With more than 20 years of expertise as a technology innovator, MTI is uniquely qualified to assess, design, implement and support a broad range of information management and infrastructure initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,500 customers throughout North America and Europe. Visit www.mti.com for more information.
MTI is a registered trademark of MTI Technology Corporation. All other company, brand or product names are registered trademarks or trademarks of their respective holders.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the Company’s expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding the success of MTI, the commercial relationship between MTI and its suppliers, the product offerings and solutions of MTI’s suppliers, the acceptance of MTI’s service offerings, and the value of Mr. Ganio’s skills. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include competition, evolving technology, and the economy and other world events. Other important factors are set forth in MTI’s periodic filings with the U.S. Securities and Exchange Commission, including its Form 10-K, as amended, for the fiscal year ended April 1, 2006. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.
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